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EXHIBIT 3.2

                                STATE OF NEVADA

ROSS MILLER                                                    SCOTT W. ANDERSON
                                  OFFICE OF THE
                               SECRETARY OF STATE


                             FILING ACKNOWLEDGEMENT

                                                                    May 18, 2007

JOB NUMBER                    CORPORATION NUMBER
C20070518-2077                E0296662007-5

FILING DESCRIPTION            DOCUMENT FILING NUMBER        DATE/TIME OF FILING
Amendment                     20070347253-53                May 18, 2007
                                                            03:41:02 PM

CORPORATION NAME                   RESIDENT AGENT

FLUID MEDIA NETWORKS, INC.         NATIONAL CORPORATE RESEARCH LTD.




The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.


                                                  Respectfully,

                                                  /s/ Ross Miller

                                                  ROSS MILLER
                                                  Secretary of State

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CERTIFICATE OF AMENDMENT

                               -------------------------------------------------
                               Filed in the office of   |   Document Number
                               /s/ Ross Miller          |   20070347253-53
                               Ross Miller              |   Filing Date and Time
                               Secretary of State       |   05/18/2007 3:41 PM
                               State of Nevada          |   Entity Number
                                                        |   E0296662007-5
                               -------------------------------------------------

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
FMN Merger Co.

2. The articles have been amended as follows (provide article numbers, if available):
Article One of the Articles of Incorporation is hereby amended as follows:

The name of this corporation is Fluid Media Networks, Inc.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: at least 55,000,001

4. Effective date of filing (optional):

5. Officer Signature (Required):   /s/ signature
                                   -----------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.